ARTICLES OF AMENDMENT TO
                           RLN REALTY ASSOCIATES, INC.

         THE UNDERSIGNED, being the sole director and president of RLN REALTY ASSOCIATES, INC, does hereby amend its Articles of Incorporation effective February 26, 1999, as follows:

                                    ARTICLE I
                                 CORPORATE NAME

         The new name of the Corporation shall be Netmaximizer.com, Inc.

         I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on February 26, 1999 and that the number of votes cast was sufficient for approval.

         IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on February 26, 1999.


/s/
------------------------------------------
Eric P. Littman, President and Sole Director


         The foregoing instrument was acknowledged before me on February 26, 1999 by Eric P. Littman, who is personally known to me.


My commission expires:                               /s/ Isabel J. Cantera
                                                     ---------------------------
                                                     Notary Public